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                                                                    EXHIBIT 23.7


                     CONSENT OF J.P. MORGAN SECURITIES INC.


     We hereby consent to use of our opinion letter dated November 28, 1994 to the Board of Directors of First Bank System, Inc., included in Annex D to the Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Metropolitan Financial Corporation with and into First Bank System, Inc. and to the references to such opinion in such Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        J.P. MORGAN SECURITIES INC.

                                        By: /s/ Nicholas B. Paumgarten
                                            --------------------------------
                                        Nicholas B. Paumgarten
                                        Managing Director




November 28, 1994